EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated February 26, 2004 accompanying the financial statements of MR3 Systems, Inc. (the "Company") on Form 10-KSB for the years ended December 31, 2002 and 2003, which is included in this Registration Statement. We consent to the inclusion of our report in this Registration Statement.



/s/ Pohl, McNabola, Berg & Co., LLP

Pohl, McNabola, Berg & Co., LLP


San Francisco, California
March 26, 2004